5225 Avenida Encinas/GoPro, Inc.- Page 1
EXHIBIT 10.03

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this    17    day of April, 2023, between

CARLSBAD1-COMMERCE, LLC, a Delaware limited liability company (“Landlord”), and GOPRO, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Building:    5225 Avenida Encinas, Carlsbad, California 92008

Premises:    The entire Building, containing approximately 11,742 rentable square feet, as shown on Exhibit A.

Project:    The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:    $2.40 per rentable square feet of the Premises month, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises: 11,742 sq. ft. Landlord and Tenant hereby stipulate to the rentable square footage of the Premises set forth herein for all purposes and the same shall not be subject to remeasurement; provided, however, that Landlord shall have the right to increase the square footage of the Premises on a pro rata basis in the event Project Amenities are added to the Project and the core factor changes.

Rentable Area of Building: 11,742 sq. ft.

Rentable Area of Project: 128,623 sq. ft.

Tenant’s Share of Operating Expenses of Building: 100% Building’s Share of Operating Expenses of Project: 9.13% Tenant’s Share of Operating Expenses of Project: 9.13% Security Deposit: $45,421.80
Target Commencement Date: August 31, 2023

Rent Adjustment Percentage: 4.0%

Base Term:    Beginning on the Commencement Date and ending 67 months from the first day of the first full month following the Commencement Date, subject to the termination rights set forth in Section 40 and Section 41 below. For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use: Office, storage, and related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

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Address for Rent Payment:    Landlord’s Notice Address:
Carlsbad1-Commerce, LLC    26 North Euclid Avenue
P.O. Box 102746    Pasadena, CA 91101
Pasadena, CA 91189-2744    Attention: Corporate Secretary

Tenant’s Notice Address:
GoPro, Inc.
3025 Clearview Way San Mateo, CA 94402
Attention: General Counsel and
GoPro, Inc.
3025 Clearview Way San Mateo, CA 94402
Attention: Director, Workplace

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION    [X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - IMPROVEMENTS    [X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS [X] EXHIBIT F - TENANT’S PERSONAL PROPERTY
[X] EXHIBIT G - ASBESTOS DISCLOSURE

1.Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” The Common Areas shall include, without limitation, any amenities now or hereafter located in, on or otherwise serving the Project, if any, as may exist from time to time (as determined by Landlord, in Landlord’s sole and absolute discretion) and made available, except for temporary interruptions and/or Force Majeure (as defined in Section 34), for use by Tenant and one or more other tenants of the Project and/or third parties (each, a “Project Amenity” and collectively, the “Project Amenities”). Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s access to or use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2.Delivery; Acceptance of Premises; Commencement Date.

(a)Delivery. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date with the improvements described on the space plans and scope of work set forth on Exhibit C attached hereto (the “Improvements”) Substantially Completed (as defined below) using Building standard materials (“Delivery” or “Deliver”). Landlord shall, at Landlord’s sole cost, be responsible for the compliance of the Premises with Legal Requirements as of the Commencement Date. Landlord shall cause the Improvements to be completed at Landlord’s sole cost and expense, in a good and workmanlike manner and in compliance with Legal Requirements. The space plans and scope of work attached hereto as Exhibit C have been mutually agreed upon by Landlord and Tenant, and Tenant shall have no right to request any changes thereto. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure or delays caused by Tenant, this Lease may be terminated by Tenant by written notice to Landlord; provided, however, that if Tenant delivers a termination notice to Landlord pursuant to this Section 2(a), Landlord may suspend such termination notice

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if Landlord reasonably believes that it will Deliver the Premises within 30 days after Tenant’s delivery of such termination notice, in which case this Lease shall continue in effect. If the Premises are not Delivered by the end of such 30-day period, then this Lease shall automatically terminate on the day immediately following the expiration of such 30-day period. If the Lease is terminated by Tenant pursuant to this paragraph, then: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and
(b)neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, “Substantially Completed” shall mean the substantial completion of the Improvements in a good and workmanlike manner, in accordance with applicable permits and applicable Legal Requirements, subject to normal “punch list” items of a non-material nature that do not interfere with the use of the Premises. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

If the Commencement Date occurs after August 31, 2023 (as extended 1 day for each day of Force Majeure and/or delays caused by Tenant), then Landlord shall reimburse Tenant in the form of cash or a Base Rent credit for the Holdover Premium actually required to be paid by Tenant, no later than 30 days after Landlord’s receipt of an invoice evidencing Tenant’s payment of the same, pursuant to Tenant’s existing lease dated March 31, 2015 (“Tenant’s Existing Lease”) with Carlsbad1-Make, LLC, a Delaware limited liability company (the “Current Landlord”), at 5600 Avenida Encinas, Carlsbad, California (the “Existing Premises”). As used herein, the “Holdover Premium” shall mean the current penalty amount required to be paid by Tenant over and above the amount of rent that is otherwise payable by Tenant each month during the last year of the term under Tenant’s Existing Lease in order for Tenant to hold over in the Existing Premises. If Tenant agrees to any amendments or modifications to Tenant’s Existing Lease which in any way increases or results in an increase in the Holdover Premium as of the date hereof, Tenant shall be solely responsible for paying the increased portion of such Holdover Premium.

(b) Acceptance of Premises; Commencement Date. The “Commencement Date” shall be the earlier of (i) the date Landlord Delivers the Premises to Tenant and (ii) the date Landlord would have Delivered the Premises but for delays caused by Tenant. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Abatement Period (as defined below) and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined in the Basic Lease Provisions.

Landlord shall permit Tenant access to the Premises commencing on the date that is 30 days prior to the Commencement Date for Tenant’s installation and set-up of its furniture, fixtures and equipment in the Premises (collectively, “FF&E Installation”), provided that such FF&E Installation is coordinated with Landlord and does not delay Landlord’s construction of the Improvements, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose during the FF&E Installation. All such access shall be during normal business hours. Notwithstanding the foregoing, Tenant shall have no right to enter onto any portion of the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that the insurance required to be carried by Tenant pursuant to Section 17 is in full force and effect. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Except as otherwise expressly set forth in this Lease: (i) Tenant shall accept the Premises in their condition as of the Commencement Date; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

For the period of 90 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building’s roof or the Building Systems (as defined in Section 13) serving

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the Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Additionally, Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to the Improvements.

Tenant agrees and acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations that are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.Rent.

(a)Base Rent. The first full calendar month’s Base Rent and Tenant’s Share of Operating Expenses payable with respect to the first full calendar month after the Commencement Date shall be due and payable concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord. Subject to the Abatement Period provided for in the following paragraph, commencing on the Commencement Date, Tenant shall pay to Landlord (or to such other party as Landlord may from time to time specify in writing) in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof from and after the Commencement Date, in lawful money of the United States of America, to the physical address designated by Landlord or by federally insured electronic fund transfer (“EFT”) via wire transfer, Society for Worldwide Interbank Financial Communications (SWIFT) or automated clearing house (ACH) pursuant to the instructions provided by Landlord. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained herein, so long as Tenant is not then in default under this Lease beyond any applicable notice and cure period, for the period commencing on the first day of the second full calendar month following the Commencement Date through the last day of the eighth full calendar month following the Commencement Date (the “Abatement Period”), Base Rent shall be abated and Tenant shall not be required to pay such Base Rent to Landlord. For the avoidance of doubt, Tenant shall (i) continue paying Base Rent on the day immediately following the expiration of the Abatement Period and (ii) shall continue to pay 100% of Operating Expenses and all other amounts payable under this Lease during the Abatement Period.

(b)Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period. Tenant shall pay to Landlord (or to such other party as Landlord may from time to time specify in writing) any and all Additional Rent to the physical address designated by Landlord for the payment of Base Rent or by federally insured EFT via wire, SWIFT or ACH pursuant to the instructions provided by Landlord.

4.Base Rent Adjustments. Base Rent shall be increased on each annual anniversary of the Commencement Date (provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such

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Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5.Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project) including, without limitation or duplication, (i) Taxes (as defined in Section 9), (ii) the cost of upgrades to the Building or Project or enhanced services provided at the Building and/or Project which are intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions (as defined in Section 26), (iii) the cost of repairs, improvements and replacements, provided that to the extent that such repairs, improvements and/or replacements are reasonably determined by Landlord to be Amortizing Expenditures (as defined below), such costs shall be amortized over the useful life of such Amortizing Expenditures, as reasonably determined by Landlord taking into account all relevant factors including, without limitation, the 24/7 operation of the Building, and (vi) the costs of Landlord’s third party property manager (not to exceed 3% of the then-current Base Rent) or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent (provided that during the Abatement Period, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period)), excluding only:

(a)the original construction costs of the Project and renovation prior to the Commencement Date and costs of correcting defects in such original construction or renovation;

(b)capital expenditures except for repairs, improvements or replacements, to the extent reasonably determined by Landlord to be capital in nature, that: (1) are required in order to comply with Legal Requirements first imposed after the Commencement Date; (2) are intended to reduce Operating Expenses and/or to maintain or improve the utility or efficiency of any Building Systems (as defined in Section 13), (3) maintain or improve the safety or security of the Project, or (4) are required to replace capital items that have reached the end of their useful life or to extend the life of any capital items, including the replacements of parts or components of capital items (collectively, “Amortizing Expenditures”); provided, that, notwithstanding the foregoing with respect to those Amortizing Expenditures incurred by Landlord which are solely intended to reduce Operating Expenses, Landlord shall be limited to passing through as part of Operating Expenses each year no more than the annual savings reasonably anticipated;

(c)interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e)advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)legal and other expenses incurred in the negotiation or enforcement of leases;

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(g)completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h)costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i)salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;

(j)costs incurred for off-site offices or facilities maintained in connection with the management, operation, engineering, Utility and/or security services provided to the Project and other properties owned by Landlord or affiliates of Landlord, in excess of the Project’s share of such costs as proportionately allocated among the Project and such other properties owned by Landlord or affiliates of Landlord;

(k)general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l)costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m)costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n)penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o)overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p)costs of Landlord’s charitable or political contributions, or of fine art maintained at the
Project;

(q)costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r)costs incurred in the sale or refinancing of the Project;

(s)net income taxes of Landlord or the owner of any interest in the Project (except to the extent such net income taxes are in substitution for any Taxes payable hereunder), franchise, capital stock,

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gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t)any reserves (other than reserves for Taxes for the then-current year);

(u)any costs incurred to remove, study, test or remediate, or otherwise related to the presence of Hazardous Materials in or about the Building or the Project for which Tenant is not responsible under this Lease;

(v)costs incurred to repair and/or maintain buildings (including, without limitation, building systems located therein) located in the Project other than the Building, except to the extent such building contains Project Amenities;

(w)any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements that are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) the useful life of such capital items, and (B) the quotient of (i) the Energy Savings Costs, divided by
(ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and
(b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally or nationally recognized public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense except as expressly provided below), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting

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all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of cash. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 days of written demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.Use.

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(a)Generally. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42
U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 business days’ written notice from Landlord, discontinue any use of the Premises that is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

(b)Compliance. Landlord shall, at Landlord’s sole cost, be responsible for the compliance of the Premises and the Common Area of the Project with Legal Requirements as of the Commencement Date. Commencing on the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s particular use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims (as defined in Section 16) arising out of or in connection with Legal Requirements related to Tenant’s particular use of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations.

(c)Sustainability. Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.

8.Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4

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hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as may be agreed upon by Landlord and Tenant in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Base Rent in effect during the last 30 days of the Term and 100% of Operating Expenses and other amounts due under the Lease, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and regardless of whether affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10.Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants at no additional charge to Tenant during the Base Term, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

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11.Utilities, Services.

(a)Generally. Landlord shall provide, subject to the terms of this Section 11, water, electricity, HVAC, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and with respect to the Common Areas only, refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. The Premises shall be separately check-metered to measure Tenant’s usage of electricity. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services (such as telephone and internet service) which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities from any cause whatsoever shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be responsible for contracting directly with a vendor reasonably acceptable to Landlord and paying for its own janitorial services for the Premises.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of a Utility Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of a Utility Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Utility Service” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The provisions of this paragraph shall only apply as long as the original Tenant is the tenant occupying the Premises under this Lease and shall not apply to any assignee or sublessee.

(b)Energy Usage Data. Tenant agrees to provide Landlord with access to Tenant’s water and energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12.Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the Building structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural, cosmetic Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any

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12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable third party out-of-pocket costs incurred by Landlord to review Tenant’s plans with respect to each Alteration, not to exceed 3% of all charges incurred by Tenant or its contractors or agents in connection with such Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

For any Alteration exceeding $100,000.00, at Landlord’s request, Tenant shall furnish a lien and completion bond with respect to such Alteration, and for all Alterations, Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and
(x)“as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such waiver of lien.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove or restore the Improvements at the expiration or earlier termination of the Term, nor shall Tenant have the

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right to remove any of the Improvements at any time during the Term or upon the expiration or earlier termination of the Term.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future,
(y)“Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and
(z)“Installations” means all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13.Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain (a) all of the structural (including the roof), exterior, parking and other Common Areas of the Project, and (b) all Building systems serving the Premises and Common Areas of the Project including, without limitation, HVAC, electrical, plumbing, fire sprinklers (“Building Systems”) and (c) the roof, exterior walls and windows, and the structural portions of the Premises, in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease, except as otherwise expressly provided in Section 31 below, to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, non-structural components of windows, interior walls and the interior side of demising walls. Additionally, Tenant shall, at its expense, repair, replace and maintain in good condition any supplemental HVAC systems (if any) exclusively serving the Premises, which include, for the avoidance of doubt, repairs, replacements and maintenance of HVAC units serving Tenant’s IT and server rooms and any units requiring 24/7 operation (the “Tenant Maintenance Obligations”). The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the repair and maintenance of the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 30 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may

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perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.

15.Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

17.Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’

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compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall include Carlsbad1-Commerce Holding, LLC, Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and, with the exception of Workers’ Compensation, provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy. Certificates of insurance showing the limits of coverage required hereunder and showing the Landlord Insured Parties as an additional insureds, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) prior to each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall furnish Landlord with renewal certificates on or prior to the expiration of such policies.

In each instance where insurance is to include Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written

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notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense, except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds or from Force Majeure events; provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the date of discovery of such damage or destruction, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Promptly following the date that Landlord makes the Premises available to Tenant for Tenant’s repairs and/or restoration, Tenant shall, at Tenant’s expense, promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events, all repairs or restoration to any improvements installed by Tenant or by Landlord and paid for by Tenant. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date of discovery of the damage or destruction until the Premises are repaired and restored, in the proportion that the area of the Premises, if any, that is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation that is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord, this Lease shall terminate and Rent shall be apportioned as of such date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures,

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if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

(c)Abandonment. Tenant shall abandon the Premises.

(d)Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant receives written notice that any such lien is filed against the Premises.

(f)Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document (which second notice may in no event be delivered prior to the expiration of the time period provided in the applicable initial notice to Tenant requesting such documentation).

(h)Financial Information. Tenant fails to provide any financial information required to be delivered by Tenant to Landlord pursuant to Section 42(c) following written request from Landlord, within 5 days after a second notice requesting such financial information (which second notice may in no event be delivered prior to the expiration of the time period provided in the applicable initial notice to Tenant requesting such financial information).

(i)Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

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Any notice given under Section 20(i) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(i) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21.Landlord’s Remedies.

(a)Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 business days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)The worth at the time of award of any unpaid rent that has been earned at the time of such termination; plus

(B)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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(C)The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be

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dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.Assignment and Subletting.

(a)General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22 (including, without limitation, Section 22(b) below), Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof that are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities that were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)Permitted Transfers. If Tenant desires, following the Commencement Date, to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 120 days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), not to be unreasonably withheld, conditioned or delayed, (ii) refuse such consent, in its reasonable discretion; or (iii) in the event of an assignment or sublease that would result in more than 50% of the Premises being subleased for substantially the remainder of the Term, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of business that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease;
(5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) intentionally deleted; or (10) the proposed assignee or subtenant is an entity with whom Landlord is then-currently negotiating to lease space in the Project. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant

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shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within
5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Tenant and any assignee or sublessee shall execute a reasonable form of acknowledgment of assignment or sublease, as applicable, acceptable to Landlord on or before the effective date of the Control Permitted Assignment.

In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable to Landlord and Tenant), but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee (or, to the extent Tenant remains the tenant under this Lease following such Corporate Permitted Assignment, Tenant) is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) if the then-current Tenant is not the surviving entity, then on or before the effective date of the Corporate Permitted Assignment (unless prohibited, in which case, then promptly following the effective date of the Corporate Permitted Assignment), Tenant and the assignee shall execute a reasonable form of acknowledgment of assignment acceptable to Landlord pursuant to which, among other things, such assignee shall agree to assume all of the terms, covenants and conditions of this Lease, and the assignee shall deliver a certificate of insurance to Landlord satisfying the Tenant’s insurance requirements under Section 17 (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c)Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(d)No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Base Rent and Operating Expenses payable under this Lease with respect to the applicable portion of the Premises (excluding however, any Rent payable under this Section) and actual and reasonable and customary brokerage fees, legal costs, market inducements, improvement allowances, and any design or construction fees (collectively, the “Sublease/Assignment Costs”) directly related to and required pursuant to the terms of any such sublease

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or assignment (“Excess Rents”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. For the purpose of calculating Excess Rents, the Sublease Assignment Costs shall be amortized on a straight-lined basis over the term of the applicable sublease or assignment. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s knowledge, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. Such rules and regulations may include, without limitation, rules and regulations which are intended to encourage social distancing, promote and protect

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health and physical well-being within the Building and the Project and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, “Infectious Conditions”) The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between such rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises and rights under this Lease shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

As of the date of this Lease, there is no existing Mortgage encumbering the Project. Upon written request from Tenant, Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form reasonably proscribed by the Holder and, if Tenant requests such SNDA, Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) despite such efforts shall not be a default by Landlord under this Lease.

28.Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord or required under the Lease, to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by Tenant or any Tenant Parties, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.

Upon the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity

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obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.Environmental Requirements.

(a)Prohibition/Compliance. Except for Hazardous Material contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or the Project or use, store, handle, treat, generate, manufacture, transport, release or dispose of any Hazardous Material in, on or from the Premises or the Project without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remove or remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant or any Tenant Party. Tenant shall complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant’s use, storage, handling, treatment, generation, manufacture, transportation, release or disposal of Hazardous Materials on or from the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligations set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can reasonably prove existed in the Premises prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can reasonably prove migrated from outside the Premises into the Premises, or (iii) contamination caused by Landlord or any Landlord’s employees, agents and contractors, except to the extent in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b)Indemnity. Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated

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in, or released or disposed of from, the Premises by Tenant or any Tenant Parties. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by Tenant or any Tenant Parties. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable law as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.

(c)Landlord’s Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non- proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement with respect to Tenant’s use, storage, handling, treatment, generation, manufacture, transportation, release or disposal of Hazardous Materials on or from the Premises, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions resulting from Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of on or from the Premises by Tenant or any Tenant Parties identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

(d)Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials brought upon, kept, used, stored handled, treated, generated in, or released or disposed of from, the Premises by Tenant or any Tenant Parties, Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

31.Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the

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owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 15 months of the Term, to prospective tenants or for any other business purpose. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during any entry into the Premises by Landlord pursuant to this Section 32. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. Subject to the immediately preceding sentence, at Landlord’s request, Tenant shall execute such commercially reasonable instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s reasonable security, confidentiality and safety requirements with respect to entering the Premises; provided, however, that Tenant has notified Landlord of such security, confidentiality and safety requirements reasonably prior to Landlord’s entry into the Premises and provided further that in no event shall Tenant bar or prohibit access by Landlord or its employees, agents and contractors for the performance of the obligations of Landlord or the exercise of the rights of Landlord under this Lease.

33.Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

Subject to the terms of this Lease, including, without limitation, Tenant’s compliance with Section 12, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a Building access control system for the Premises or security system serving the Premises (“Tenant’s Security System”), subject to the following conditions: (i) Tenant’s plans and specifications for the proposed location of Tenant’s Security System and Tenant’s protocol for the operation of Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System shall be compatible with the Building’s systems and equipment and Tenant does not violate the reasonable privacy rights of any other occupants of the Project; (ii) Landlord shall be provided codes and/or access cards, as applicable, and means of immediate access to fully exercise all of its entry rights under the Lease with respect to the Premises; and (iii) Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System. Upon the expiration or earlier termination of this Lease, unless otherwise approved by Landlord, Tenant shall remove Tenant’s Security System. All costs and expenses associated with the removal of Tenant’s Security System and the repair of any damage to the

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Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant.

34.Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, cyberattacks, ransomware attacks and similar events, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).

35.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than CBRE and JLL. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and JLL, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to CBRE and JLL arising out of the execution of this Lease in accordance with the terms of a separate written agreement between CBRE and JLL, on the one hand, and Landlord, on the other hand.

36.Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:
(A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, AND/OR BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

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37.Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry signage shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signage, for the removal of Tenant’s signage at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.

39.Asbestos.

(a)Notification of Asbestos. Landlord hereby notifies Tenant of the possible presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises as set forth in Exhibit G.

(b)Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 39 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the possible presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

Tenant’s Initials

(c)Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit G prior to the commencement of such activities. Nothing in this Section 39 shall be deemed to expand Tenant’s rights under this Lease or otherwise to conduct, authorize or permit any such activities.

(i)Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii)Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

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(iii)Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

40.Tenant's Early Termination Right. Tenant shall have the on-going right, subject to the provisions of this Section 40, to terminate this Lease (“Termination Right”) effective on any date selected by Tenant occurring on or after the expiration of the 36th month after the Commencement Date (“Early Termination Date”) so long as Tenant delivers to Landlord (a) a written notice (“Termination Notice”) of its election to exercise such Termination Right no less than 12 months in advance of the Early Termination Date specified in such Termination Notice, and (b) concurrent with Tenant’s delivery to Landlord of a Termination Notice, an early termination payment equal to the sum of the unamortized balance of the following costs as of the Early Termination Date (assuming straight line amortization at an interest rate of 8% over the Term of the Lease): (1) the cost of the Landlord Work, (2) the broker commissions paid by Landlord pursuant to this Lease, and (3) the Base Rent abated pursuant to Section 3(a) of this Lease (collectively, the “Early Termination Payment”). Upon Tenant’s written request to Landlord not more than once per calendar year during the Term, Landlord shall notify Tenant of such costs identified in clauses (1) through (3) of the preceding sentence. If Tenant timely and properly exercises the Termination Right and delivers the Early Termination Payment, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease after the Early Termination Date except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease. If Tenant does not exercise the Termination Right or deliver the Early Termination Payment, in each case as required pursuant to the terms and conditions of this Section 40, then Tenant shall be deemed to have waived its Termination Right and the provisions of this Section 40 shall have no further force or effect. Notwithstanding anything to the contrary contained herein, the Termination Right shall not be in effect and may not be exercised by Tenant during any period of time that Tenant is in Default under any provision of the Lease.

41.Landlord’s Early Termination Right. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the on-going right, subject to the provisions of this Section 41, to terminate this Lease (“Landlord Termination Right”) effective on any date selected by Landlord occurring on or after the expiration of the 36th month after the Commencement Date (“Landlord Early Termination Date”) so long as (a) Landlord delivers to Tenant a written notice (“Landlord Termination Notice”) of its election to exercise its Landlord Termination Right no less than 12 months in advance of the Landlord Early Termination Date specified in such Landlord Termination Notice. If Landlord exercises the Landlord Termination Right, Landlord shall pay a relocation payment to Tenant in an amount equal to $7.00 per rentable square feet of the Premises, which amount shall be used towards Tenant’s relocation costs (the “Relocation Payment”). The Relocation Payment shall be payable to Tenant within 30 days after the date Tenant vacates the Premises. If Landlord timely and properly exercises the Landlord Termination Right by delivery of a Landlord Termination Notice, then Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Landlord Early Termination Date, and Tenant shall have no further obligations under this Lease after the Landlord Early Termination Date except for those accruing prior to the Landlord Early Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease. For the avoidance of doubt, the failure of Tenant to surrender the Premises by the Landlord Early Termination Date shall constitute a hold over without consent subject to Section 8 of the Lease.

42.Miscellaneous.

(a)Notices. All notices or other communications between the parties shall be in writing and shall be delivered by (i) reputable overnight guaranty courier, or (ii) hand delivery with signature confirming receipt. Notices delivered pursuant to the delivery methods provided in sub-sections (i) or (ii) shall be deemed duly given when actually received by the addressee or when delivery thereof is refused by the addressee. All notices shall be delivered to the parties at their addresses set forth in the Basic Lease Provisions. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

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(b)Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)Financial Information. Tenant shall furnish to Landlord true and complete copies of Tenant’s most recent audited annual and/or quarterly financial statements, within thirty (30) days of Landlord’s written request from time to time, all of which shall be treated by Landlord as confidential information belonging to Tenant. In no event shall Tenant be required to provide any of the foregoing more than one time in any calendar year. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 42(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then this Section 42(c) and the delivery requirements herein shall not apply.

(d)Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. Nothing contained in this Lease is intended to prohibit Tenant from filing this Lease with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements.

(e)Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)Time. Time is of the essence as to the performance of Tenant’s obligations under this
Lease.

(j)OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c)

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not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m)No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time, subject to the 4th sentence of Section 1 of this Lease, expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project. Tenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection with any redevelopment of the Project are to be expected during the course of such construction. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises or improvements in the Premises, or, other than on a short-term basis, materially adversely affect Tenant’s parking rights under Section 10. When exercising Landlord’s rights under this Section 42(n), Landlord shall endeavor to provide at least 15 business days’ prior notice of any redevelopment work.

(o)EV Charging Stations. Landlord shall not unreasonably withhold its consent to Tenant’s written request to install, at Tenant’s sole cost and expense, up to 4 electric vehicle car charging stations to be installed in parking stalls located directly in front of the Building mutually agreed upon by Landlord and Tenant (“EV Stations”) in the parking area serving the Project for Tenant’s exclusive use; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the

5225 Avenida Encinas/GoPro, Inc.- Page 32

Project. Tenant shall have the right to use, on a non-exclusive basis, all non-reserved EV Stations made available by Landlord to the occupants of the Project.

(p)California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and
(ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted
(1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and
(3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord. In the event that Tenant does not elect to obtain a CASp inspection, the terms and provisions of this Section 41(p) regarding the allocation of costs for Alterations and improvements shall not be applicable.

(q)Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(r)Approvals. Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, except as otherwise expressly set forth in the Lease, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

[ Signatures on next page ]

5225 Avenida Encinas/GoPro, Inc.- Page 33
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

GOPRO, INC.,
a Delaware corporation

By:
Its: CFO
I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

CARLSBAD1-COMMERCE, LLC,
a Delaware limited liability company

By:    Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By:    ARE-QRS Corp.,
a Maryland corporation, general partner

By:

Gary Dean
Its: _Executive Vice President – Real Estate Leg

5225 Avenida Encinas/GoPro, Inc.- Page 1
EXHIBIT A TO LEASE DESCRIPTION OF PREMISES

5225 Avenida Encinas – GoPro, Inc. - Page 1
EXHIBIT B TO LEASE DESCRIPTION OF PROJECT

5225 Avenida Encinas – GoPro, Inc. - Page 1
EXHIBIT C TO LEASE

Improvements Space Plans and Scope of Work

5225 Avenida Encinas – GoPro, Inc. - Page 2

5225 Avenida Encinas – GoPro, Inc. - Page 3

DOOR SCHEDULE

- TYPE 1: BUILDING STANDARD SOLID CORE DOOR - (25) TOTAL
- TYPE 2: SOLID PLASTIC RESTROOM STALL DOOR - (3) TOTAL
- TYPE 3: GLASS OVERHEAD DOOR - (3) TOTAL
- TYPE 4: METAL OVERHEAD DOOR - (1) TOTAL
- TYPE 5: GLASS PIVOT DOOR - (2) TOTAL

STORAGE
900 SF
LAB
SERVER
15X11
IDF
8x11'4"
STORAGE
22X12
STORAGE
19x18
MEDIA
STUDIO/
MARS
BOARD
12X16
EDIT
BAY
12X16
STUDIO
24X16
COPY/MAIL
10X12
CONFERENCE
28X15
CONFERENCE
16X12
PRIVACY
ROOM
16X12
CONFERENCE
21X16
CONFERENCE
20X12
CONFERENCE
20X10
OFFICE
10X14
OFFICE
10X14
OFFICE
16X10

- EXISTING SUITE ENTRY DOOR - PANIC HARDWARE / EGRESS ONLY - (10) TOTAL
- EXISTING SUITE ENTRY DOOR - ELECTRIFIED HARDWARE - (3) TOTAL
- NEW TYPE 1 INTERIOR DOOR - ELECTRIFIED HARDWARE - (7) TOTAL

GoPro @ Commerce

5225 Avenida Encinas

scale: 1" = 12' - 0"

11.18.2022

L7

5225 Avenida Encinas – GoPro, Inc. - Page 4

Exhibit C – Scope of Work

- Flooring
  - Reception Area / Open Office Area (Partial) / Break Area / Storage Rooms / Lab Server / IDF: Grind & Seal Concrete
    - Sherwin Williams – H&C Clarishield Concrete Sealer
  - Restrooms: Ceramic Tile
    - Arizona Tile – Basalatina 12'' x 24'' – Nero Matte
  - Private Offices / Conference Rooms / Media Room / Edit Bay / Studio / Privacy Room / Copy Mail Room: Carpet Tile
    - Interface – AE310 - Smoke
  - Wall Base Throughout
    - Johnsonite – 4'' Coved Rubber Base
- Ceilings
  - Private Offices / Conference Rooms / Media Room / Edit Bay / Studio / Privacy Room / Copy Mail Room / Closets / Open office Area (Partial): Grid Ceiling
  - Reception Area / Open Office Area (Partial) / Break Area / Storage Rooms / Lab Server / IDF: Open Ceiling Concept
  - Restrooms: Gypsum Board Ceiling
- Doors, Frames, and Hardware
  - (25) building standard solid core doors
  - (3) solid plastic restroom stall doors
  - (3) glass overhead doors
  - (1) metal overhead door
  - (10) existing suite entry doors to receive panic exit hardware that prevents the door from being opened from the exterior
  - (3) existing suite entry doors to receive electrified hardware + electrical provisions (single gang back box, conduit, and pull-string) for future access control / card reader
  - (7) new interior building standard solid core doors to receive electrified hardware + electrical provisions (single gang back box, conduit, and pull-string) for future access control / card reader
- Break Area
  - Plastic laminate cabinets
    - Formica – 7197-58 Dover White
  - Countertop
    - Corian (Zodiaq) – Stratus White
  - Backsplash
    - TBD
  - Hardware
    - Mockett – DP3 Tab Pull 4'' or equivalent
  - Sink
    - Kohler – Vault Undermount – K-3996-4 or equivalent
  - Faucet

5225 Avenida Encinas – GoPro, Inc. - Page 5

5225 Avenida Encinas – GoPro, Inc. - Page 1
EXHIBIT D TO LEASE ACKNOWLEDGMENT OF COMMENCEMENT DATE
This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this day of
    , , between CARLSBAD1-COMMERCE, LLC, a Delaware limited liability company (“Landlord”), and GOPRO, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated     ,      (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is     , ,the Abatement Period is
    , , through         , , and the termination date of the Base Term of the Lease shall be midnight on     , . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

GOPRO, INC.,
a Delaware corporation

By:     Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

CARLSBAD1-COMMERCE, LLC,
a Delaware limited liability company

By:    Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By:    ARE-QRS Corp.,
a Maryland corporation, general partner

By:      Its:

Rules and Regulations

5235 Avenida Encinas – Suites B&C/TNB Creative - Page 1
EXHIBIT E TO LEASE

Rules and Regulations

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.Tenant shall maintain the Premises free from rodents, insects and other pests.

9.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

Rules and Regulations

5235 Avenida Encinas – Suites B&C/TNB Creative - Page 2

14.No auction, public or private, will be permitted on the Premises or the Project.

15.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.The Premises shall not be used for lodging, sleeping or cooking (except for cooking by licensed caterers (e.g., for Tenant’s company events) and except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant employees and contractors in areas designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No illegal gaming devices shall be operated in the Premises.

17.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.Tenant shall cause any vendors and other service providers providing regular service at the Project (including, service providers hired by Tenant to perform services with respect to the Building Systems or to perform janitorial services with respect to the Premises) hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and reasonable commercial general liability insurance with coverage amounts reasonably acceptable to Landlord. Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.

21.Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project.

22.Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and any state and/or local Governmental Authorities, and will implement the practices and procedures suggested thereby, as well as industry standard best practices, to prevent the spread of Infectious Conditions, including, without limitation, COVID-19.

23.Landlord shall have the right to (a) require tenants to implement and enforce reasonable screening and tracking protocols intended to identify and track the activity at the Project of employees, agents, contractors and visitors seeking access to or accessing the Premises and or the Project exhibiting flu-like symptoms or symptoms consistent with those associated with any currently known or unknown Infectious Conditions including, without limitation, COVID-19 (collectively, “Symptoms”), (b) require tenant employees, agents, contractors and visitors to comply with reasonable screening and tracking protocols implemented by Landlord, Landlord’s property manager and/or any operator of Project Amenities, intended to identify and track the activity at the Project of individuals seeking access to or accessing the Premises or the Project (including the Project Amenities) exhibiting Symptoms, (c) require tenants to implement and enforce protocols to prohibit individuals exhibiting Symptoms, from accessing the Premises and/or the

Rules and Regulations

5235 Avenida Encinas – Suites B&C/TNB Creative - Page 3

Project, (d) require tenants to immediately report to Landlord incidences of (i) tenant employees, agents, contractors and visitors accessing the Premises or any portion of the Project while exhibiting Symptoms, and/or (ii) tenant employees, agents, contractors and visitors known to have accessed the Premises or the Project being diagnosed with an Infectious Condition including, without limitation, COVID-19.

5235 Avenida Encinas – Suites B&C/TNB Creative - Page 1
EXHIBIT F TO LEASE TENANT’S PERSONAL PROPERTY
None.

5235 Avenida Encinas – Suites B&C/TNB Creative - Page 1

EXHIBIT G TO LEASE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS
This notification provides certain information about asbestos within or about the Premises at 5205, 5225, 5235, 5245, 5315, 5355, 5365, and 5375 Avenida Encinas, Carlsbad, CA 92008 (“Buildings”) in accordance with California Code of Regulations, title 8, section 1529 and Section 25915 et. seq. of the California Health and Safety Code.

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

Given the date of construction of Buildings (approximately 1982), it is possible that ACMs are present in building materials.

Because ACMs may be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at the Landlord’s office located at 10996 Torreyana Road, Suite 250, San Diego, CA 9212